Exhibit 99.2

May 29, 2013

FXCM Inc. Announces Pricing of Private Offering of $150 Million of 2.25% Convertible Senior Notes due 2018

NEW YORK — FXCM Inc. (NYSE: FXCM) today announced the pricing of its private offering of $150.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2018, which was upsized from the previously announced $125.0 million offering, to be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). FXCM Inc. has also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $22.5 million in aggregate principal amount of notes. The offering is expected to close on June 3, 2013, subject to customary closing conditions.

The notes will pay interest semi-annually in cash on June 15 and December 15 at a rate of 2.25% per year, commencing December 15, 2013. The notes will mature on June 15, 2018.

Prior to March 15, 2018, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date of the notes. The notes will be convertible at an initial conversion rate of 53.2992 shares of FXCM Inc. Class A common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $18.76, which represents an approximately 32.5% conversion premium to the last reported sale price of $14.16 per share of FXCM Inc. Class A common stock on the New York Stock Exchange on May 28, 2013. In addition, following certain corporate transactions that occur prior to the maturity date, FXCM Inc. will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction. Upon conversion, FXCM Inc. will deliver cash up to the principal amount. With respect to any conversion value in excess of the principal amount, FXCM Inc. will deliver shares of FXCM Inc. Class A common stock (unless it elects to deliver cash in lieu of all or a portion of such shares).

FXCM Inc. estimates that the net proceeds from the offering of notes will be approximately $144.5 million, after deducting the initial purchasers’ discount and the estimated offering expenses payable by FXCM Inc. (or approximately $166.3 million if the initial purchasers exercise in full their option to purchase additional notes). FXCM Inc. and its subsidiaries intend to use a portion of the net proceeds of the offering to fund the net cost to FXCM Inc. of the convertible note hedge transactions described below after such cost is partially offset by proceeds from the warrant transactions described below, and repay approximately $80.0 million of outstanding borrowings under FXCM Holdings, LLC’s revolving credit facility. FXCM Inc. and its subsidiaries intend to use the remaining net proceeds from the offering for general corporate purposes, including potential future acquisitions.

In connection with the offering of the notes, FXCM Inc. has entered into privately negotiated convertible note hedge transactions with affiliates of certain initial purchasers (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of FXCM Inc. Class A common stock that will initially underlie the notes. The convertible note hedge transactions are intended to reduce the potential dilution and/or offset potential cash payments FXCM Inc. is required to make upon conversion of the notes.

FXCM Inc. has also entered into privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of FXCM Inc. Class A common stock as the convertible note hedge transactions. The strike price of the warrant transaction will initially be $21.24 per share, which represents an approximately 50.0% premium to the last reported sale price of FXCM Inc. common stock on the New York Stock Exchange on May 28, 2013. The warrant transactions will have a dilutive effect to the extent that the market price per share of FXCM Inc.’s Class A common stock exceeds the applicable strike price of the warrants on the applicable expiration dates of the warrants.

In addition, if the initial purchasers exercise their option to purchase additional notes, FXCM Inc. expects to sell additional warrants and to use a portion of the proceeds from the sale of the additional notes and from the sale of the corresponding additional warrants to enter into additional convertible note hedge transactions.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, concurrently with, or shortly after, the pricing of the notes, the hedge counterparties or their affiliates expect to purchase FXCM Inc.’s Class A common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to FXCM Inc.’s Class A common stock. In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to FXCM Inc.’s Class A common stock and/or by purchasing or selling FXCM Inc.’s Class A common stock in open market transactions and/or privately negotiated transactions following the pricing of the notes from time to time (and are likely to do so during any conversion period related to a conversion of notes). Any of these transactions and activities could increase, decrease or prevent a decline in the market price of FXCM Inc.’s Class A common stock.

The notes and any shares of FXCM Inc.’s Class A common stock issuable upon conversion of the notes will not be and have not been registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any shares of FXCM Inc.’s Class A common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any notes or any shares of FXCM Inc.’s Class A common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Disclosure Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

FXCM Inc.

Jaclyn Klein, 646-432-2463

Vice-President, Corporate Communications

jklein@fxcm.com or investorrelations@fxcm.com

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